ANNEX I

                          SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 2, 2000 is made by and between DA CONSULTING GROUP, INC., a Texas corporation (the "Company"), and the investor named on the signature page hereto (the "Investor").

                                    RECITALS:

     A. The Company desires to borrow, and the Investor desires to lend to the Company, Two Million ($2,000,000) as an unsecured loan upon the terms and conditions stated in this Agreement.

     B. The Investor desires to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement (i) Two Million (2,000,000) shares of the Common Stock, (ii) a warrant to purchase Two Million (2,000,000) shares of Common Stock, and (iii) an additional warrant to purchase One Million (1,000,000) shares of Common Stock.

     C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article X hereof.

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

                                    ARTICLE I
                                      LOAN

     1.1     Loan.  Upon  execution  of this Agreement, subject to the terms and
             ----
conditions hereof, (i) the Investor shall make a loan to the Company of Two Million Dollars ($2,000,000) (the "Loan"), by wire transfer of immediately available funds in accordance with the Company's written wire instructions against delivery by the Company to the Investor of a Promissory Note in the form of Exhibit A (the "Note").
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     1.2     Repayment  of  the  Loan.  The principal amount of, and all accrued
             ------------------------
interest on, the Loan shall be payable on the date (the "Maturity Date") which is (i) ninety (90) days after the date of the Note, or (ii) in the event that a Special Meeting is held prior to the expiration of such ninety (90) day period, and (a) Shareholder Approval is obtained at such Special Meeting, on the earlier to occur of the Closing Date and seven (7) days after the date of such Special Meeting, or (b) Shareholder Approval is not obtained at such Special Meeting, then the Maturity Date shall be the date ninety (90) days after the date of such Special Meeting, at which time the Company shall transfer such sum to the Investor by wire transfer of immediately available funds. In the event that Shareholder Approval is obtained, on the Closing Date the principal amount of, and all accrued interest on, the Loan shall be applied to the Purchase Price (as defined in Section 2.1) without set-off or counterclaim. In either event, promptly upon payment in full, the Investor agrees to return the Note to the Company, marked "cancelled". As used herein, "Special Meeting" shall mean the special meeting of the shareholders of the Company described in Section 5.12 hereof.

                                   ARTICLE II
                         PURCHASE AND SALE OF SECURITIES


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     2.1     Purchase  and  Sale  of Securities.  At the Closing, subject to the
             ----------------------------------
terms of this Agreement and the satisfaction or waiver of the conditions set forth in Articles VIII and IX hereof, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, for an aggregate purchase price of Four Million Eight Hundred Thousand Dollars ($4,800,000) (the "Purchase Price"):

          (a) Two Million (2,000,000) shares of the Common Stock (the "Shares") at a purchase price per share of $2.40;

          (b)     A  warrant,  substantially  in  the  form  of  Exhibit  B (the
                                                                 ----------
"Initial Warrant") to purchase Two Million (2,000,000) shares of the Common Stock (the "Warrant Shares") at an exercise price per share (subject to adjustment as provided therein) equal to the greater of (x) $3.00 or (y) an amount equal to eighty-five percent (85%) multiplied by the Market Price Per Share, exercisable for a period of three (3) years following the Closing Date; and

          (c)     A warrant, substantially in the form of Exhibit C (the "Second
                                                          ---------
Warrant" and together with the Initial Warrant, the "Warrants", and each individually a "Warrant") to purchase One Million (1,000,000) shares of the Common Stock (the "Additional Warrant Shares") at an exercise price (subject to adjustment as provided therein) equal to $3.00 per share, exercisable during the period beginning January 2, 2002 and ending on the third anniversary of the Closing Date. (The Note, Shares, Warrant Shares and Additional Warrant Shares shall be referred to collectively herein as the "Securities").

     Notwithstanding anything herein to the contrary, the Investor shall not be required to (but may, at its option) purchase more than such number of shares so as to cause Investor, as a result of the Closing, to be subject to the notification and report requirements under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976 (the "HSR Act"); provided that, in no event shall the foregoing clause entitle the Investor to purchase fewer Shares than the maximum number of Shares that may be purchased without causing the Investor to be subject to the requirements of the HSR Act.

     2.2     Payment.  The  Investor  shall  pay  the  Purchase  Price  by  wire
             -------
transfer of immediately available funds in accordance with the Company's written wire instructions, upon delivery by the Company to the Investor of the Warrants and certificates representing the Shares, and the Company shall deliver the Warrants and such certificates against delivery of the Purchase Price as described above; provided, however, that if Shareholder Approval is timely obtained in accordance with Section 1.2 hereof, the Company shall apply the principal of and accrued interest on the Loan to the Purchase Price without setoff or counterclaim, and the excess of the Purchase Price over such principal and interest shall be paid by the Investor to the Company in immediately available funds at the Closing.

     2.3     Closing  Date.  Subject  to  the  satisfaction  or  waiver  of  the
             -------------
conditions set forth in Articles VIII and IX hereof, the Closing shall take place at 12:00 noon central time on a date mutually agreed upon by the parties which shall be no later than six (6) days after the date that Shareholder Approval is obtained (the "Closing Date"). The Closing shall be held at the offices of the Company, or at such other place as the parties agree. At the Closing, after receipt of payment therefor, the Company shall deliver the Warrants to the Investor and the Company shall authorize its transfer agent (the "Transfer Agent") to arrange delivery to the Investor of one or more stock certificates representing the Shares, such Warrants and each such certificate to be registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit D, in the name of a nominee
                                             ---------
designated  by  the  Investor.


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
                                   ARTICLE III
                    INVESTOR'S REPRESENTATIONS AND WARRANTIES

     The  Investor  represents  and  warrants  to  the  Company  that:

     3.1     Investment  Purpose.  The Investor is purchasing the Securities for
             -------------------
its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representation herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     3.2     Accredited  Investor  Status.  The  Investor  is  an  "accredited
             ----------------------------
investor" as defined in Rule 501(a) of Regulation D and was not formed for the specific purpose of acquiring the Securities.

     3.3     Reliance  on  Exemptions.  The  Investor  understands  that  the
             ------------------------
Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

     3.4     Information.  The  Investor  and  its  advisors,  if any, have been
             -----------
furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by the Investor or its advisors, if any. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor or any of its advisors or representatives modifies, amends or affects the Investor's right to rely on the Company's representations and warranties contained in Article IV below. The Investor acknowledges and understands that its investment in the Securities involves a significant degree of risk. The Investor acknowledges that, except as set forth herein, it has not relied on any materials other than the SEC Documents in purchasing the Securities.

     3.5     Governmental  Review.  The  Investor  understands  that  no  United
             --------------------
States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     3.6     Transfer  or  Resale.  The  Investor  understands  that:
             --------------------

          (a) except as provided in Article VI, the Securities have not been and are not required to be registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Investor has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Securities are sold or transferred pursuant to Rule 144; or (iv) the Securities are sold or transferred to an affiliate (as defined in Rule 144) of the Investor pursuant to an exemption from registration under the Securities Act;


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
          (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

          (c) except as set forth in Article VI, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     3.7     Legends.  The  Investor understands that until such time as (a) the
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Securities  may  be  sold by the Investor under Rule 144(k) or (b) the resale of the  Securities  has been registered under the Securities Act as contemplated by
Article VI, the certificates representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     The legend set forth above shall be removed and the Company shall issue a certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article VI hereof.

     3.8     Authorization;  Enforcement.  This  Agreement  has  been  duly  and
             ---------------------------
validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

     3.9     Residency.  The  Investor  is  not  a  U.S. Person (as that term is
             ---------
defined in Regulation S under the Securities Act ("Regulation S")) and is not acquiring the Securities for the account or benefit of any U.S. Person. The Investor agrees to resell the Securities only (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from such registration; and agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. The Investor acknowledges and understands that a legend will be placed on any certificates(s) representing the Securities stating that transfer of the Securities is prohibited except (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act. The Investor acknowledges and agrees that unless applicable foreign law prevents the Company from refusing to register securities transfers, the Company will refuse to register any transfer of the Securities not made (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from such registration.


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
     3.10     Organization.  The  Investor  is  duly organized, validly existing
              ------------
and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

     3.11     No  Conflict.  The  execution  and delivery of this Agreement will
              ------------
not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Investor is a party or by which it is bound.

     3.12     No  Ownership.  Neither the Investor nor any of its affiliates (as
              -------------
defined in Rule 12-b under the Exchange Act) has record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of any shares of the Company's Common Stock.

     3.13     Foreign  Requirements.  The  issuance  of  the  Securities  to the
              ---------------------
Investor, to the extent such issuance is governed by laws of a country other than the United States, does not require any filing, registration or other action by the Company in accordance with the local laws and customary practices and documentation of such country.

     3.14     Note.  The  Investor  acknowledges that treatment of the Note as a
              ----
security, as between the parties, does not constitute admission by the Company that the Note is a security under federal and state security laws.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents, warrants and covenants to the Investor that, except as set forth in the Disclosure Schedules attached hereto as Exhibit E (which
                                                                ---------
representations, warranties and covenants shall be deemed to apply, where appropriate, to each subsidiary of the Company):

     4.1     Organization  and Qualification.  The Company is duly incorporated,
             -------------------------------
validly existing and in good standing under the laws of the State of Texas, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     4.2     Authorization;  Enforcement.  (a)  The  Company  has  all requisite
             ---------------------------
corporate power and authority to enter into and to perform its obligations under this Agreement, the Note and the Warrants, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof; (b) the execution, delivery and performance of this Agreement, the Note and the Warrants by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Securities) have been duly authorized by the Company's Board of Directors, and no further consent or authorization of the Company, its Board of

Directors, or its shareholders is required except as expressly contemplated herein with respect to the Closing; (c) this Agreement and the Note have been duly executed by the Company; and (d) this Agreement and the Note constitute, and when executed and delivered by the Company, the Warrants will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

     4.3     Capitalization.  The  authorized  capital  stock  of  the  Company
             --------------
consists of (a) 40,000,000 shares of Common Stock, $.01 par value per share, of which 6,418,604 shares were issued and outstanding as of July 31, 2000, and (b) 10,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding. All of the outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except for the transactions contemplated hereby, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company; (ii) there are no agreements or arrangements (other than this Agreement) under which the Company is obligated to register the sale of any of its securities under the Securities Act; and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party. The Company has made available to the Investor, if requested, true and correct copies of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof, the Company's By-laws as in effect on the date hereof and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

     4.4     Issuance  of  Securities.  Each  of  the  Shares, the Warrants, the
             ------------------------
Warrant Shares, and the Additional Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement or the Warrants, as applicable, the Securities (other than the Note) will be validly issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of shareholders of the Company, and will not impose personal liability on the holders thereof. No further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance of the Note, and, except for the Shareholder Approval, for the issuance and sale of the Securities (other than the Note) to be sold by the Company as contemplated in this Agreement and the Warrants. Subject to the accuracy of the Investor' representations and warranties in Article III of this Agreement, the offer, sale, and issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

     4.5     No  Conflicts;  No  Violation.
             -----------------------------


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
          (a) The execution and delivery of this Agreement and the Note, the execution and delivery by the Company of the Warrants to be executed and delivered by the Company, the performance of this Agreement and the Note and the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the Warrants), will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation, as amended, or By-laws, as amended, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect and except to the extent that Shareholder Approval is required for the issuance and sale of the Securities (other than the Note).

          (b) The Company is not in violation of its Certificate of Incorporation, as amended, or By-laws, as amended, and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company are bound or affected, except for such possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) The Company is not conducting its business in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.

          (d) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof. In the case of the issuance and sale of the Securities (other than the Note), except for Shareholder Approval, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

     4.6     SEC  Documents,  Financial  Statements.  Since  June  30, 1999, the
             --------------------------------------
Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Investor, or the Investor has had access to, true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim consolidated statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (x) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (y) liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements, and (z) obligations under contracts and commitments not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities and obligations would not, individually or in the aggregate, have a Material Adverse Effect.

     4.7     Absence  of  Certain  Changes.  Since March 31, 2000, there has not
             -----------------------------
been (a) any material adverse change in or affecting the condition, financial or otherwise, or in the earnings or assets of the Company, whether or not arising in the ordinary course of business, except for net losses of the Company as previously disclosed to the Investor; (b) any transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company; (c) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (d) any loss or damage (whether or not insured) to the physical property or assets of the Company which has a Material Adverse Effect.

     4.8     Absence  of  Litigation.  There  is  no  action,  suit,  claim,
             -----------------------
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers or directors acting as such that would, individually or in the aggregate, have a Material Adverse Effect, or which would materially and adversely affect the consummation of this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a Material Adverse Effect.

     4.9     NASDAQ  Compliance.  The  Company's  Common  Stock  is  registered
             ------------------
pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market (the "Nasdaq Stock Market"), and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The Company is not aware of, and has not received any notice of, any efforts or actions to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from the Nasdaq Stock Market. The Company shall use its commercially reasonable efforts to comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Securities and the listing thereof on the Nasdaq Stock Market at all times during the period beginning on the date hereof and ending two years from the date of effectiveness of the Registration Statement.

     4.10     No  Manipulation  of  Stock.  The  Company has not taken and shall
              ---------------------------
not, in violation of applicable law, take any action outside the ordinary course of business that is designed to, or that might reasonably be expected to, cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

     4.11     Transfer  Taxes.  On  the Closing Date and on the date the Warrant
              ---------------
Shares and the Additional Warrant Shares are issued, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer to the Investor of the Securities will be, or will have been, fully paid or provided for by the Company.

     4.12     No  Integrated Offering.  All offers and sales of capital stock of
              -----------------------
the Company before the date of this Agreement were at all relevant times duly registered under or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investor. The issuance of the Securities to the Investor will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq.

     4.13     No Brokers.  The Company has taken no action which would give rise
              ----------
to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

     4.14     Investment  Company  Status.  The  Company  is  not  and  upon
              ---------------------------
consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     4.15     Legal  Opinion.  The  Company  shall  cause to be delivered to the
              --------------
Investor by counsel to the Company a legal opinion in the form attached as Exhibit F pertaining to, among other matters, the availability of an exemption
----------
from  the  registration  provisions  of  the  Securities  Act.

     4.16     Offering Materials.  Other than the SEC Documents, the Company has
              ------------------
not distributed and shall not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities, and the Investor acknowledges that it has not relied on any materials other than the SEC Documents. The Company has not taken in the past nor shall it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

                                    ARTICLE V
                                    COVENANTS

     5.1     Best  Efforts.  Each party shall use its best efforts to satisfy in
             -------------
a timely fashion each of the conditions to be satisfied by it under Articles VIII and IX of this Agreement.

     5.2     Form  D.  The Company shall file on a timely basis a Notice of Sale
             -------
of Securities on Form D with respect to the Securities, as required under Regulation D, and shall provide a copy thereof to the Investor promptly after such filing.

     5.3     Securities  Laws  Compliance.  From  and  after  the  Closing,  the
             ----------------------------
Company and the Investor shall each comply with all applicable laws related to any Registration Statement relating to the sale of the Securities and to the offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

     5.4     Reporting  Status;  Eligibility  to  Use  Form  S-3.  The Company's
             ---------------------------------------------------
Common Stock is registered under Section 12 of the Exchange Act. The Company shall file with the SEC a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within ten (10) business days after the date hereof. The Company currently meets, and shall use commercially reasonable efforts to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

     5.5     Expenses.  Each  of the Company and the Investor is liable for, and
             --------
shall pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses.

     5.6     Financial  Information.  From  and  after  the Closing, the Company
             ----------------------
agrees to send to the Investor those reports that it generally sends to holders of its Common Stock, until the Investor transfers, assigns or sells all of its Securities.

     5.7     Listing.  On  or before the twentieth (20th) business day following
             -------
the Closing Date, the Company shall use its commercially reasonable efforts to secure the listing of the Shares, and shall on or before the twentieth (20th) business day following the exercise of each Warrant, use commercially reasonable efforts to secure the listing of the Warrant Shares, or Additional Warrant Shares as the case may be, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Investor owns any of the Securities, shall use its commercially reasonable efforts to maintain such listing of the Securities. The Company shall use its commercially reasonable efforts to obtain and, so long as any Investor owns any of the Securities, maintain the listing and trading of its Common Stock on Nasdaq, or the American Stock Exchange or the New York Stock Exchange, and shall use its commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. and such exchanges, as applicable.

     5.8     No  Integration.  The Company shall not make any offers or sales of
             ---------------
any security (other than the Securities) under circumstances that would cause the offering of the Securities to be integrated with any other offering of securities by the Company (a) for the purpose of any stockholder approval provision applicable to the Company or its securities or (b) for purposes of any registration requirement under the Securities Act.

     5.9     Due  Diligence;  Confidentiality.
             --------------------------------

          (a) Prior to the date hereof, the Company has made available for inspection by the Investor and its counsel (collectively, the "Inspectors"), such pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as the Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility.

          (b) Each Inspector shall hold in confidence, and shall not make any disclosure (except to the Investor) of, any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company is not required to disclose any confidential information in the Records to any Inspector unless and until such Inspector has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 5.9. The Investor shall, upon learning that disclosure of Records containing confidential information is (x) necessary to avoid or correct a material misstatement or material omission with respect to the Investor in any Registration Statement, or (y) sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Securities in a manner that is otherwise consistent with applicable laws and regulations.

          (c) The Company shall hold in confidence, and shall not make any disclosure of, information concerning the Investor provided to the Company under this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, or (v) the Investor consents to the form and content of any such disclosure. If the Company learns that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company shall give prompt notice to the Investor prior to making such disclosure and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     5.10     Board  of  Directors.
              --------------------

          (a) From and after the date that the Shareholder Approval is obtained, the Company agrees that, (A) the Company shall take appropriate action to cause to be elected to the Board of Directors no more than one (1) director designated by the Investor; and (B) thereafter for so long as the Investor shall hold at least twenty-five percent (25%) of the Shares, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, in each such event, the Company shall nominate for election to the Board of Directors one (1) director designated by the Investor.

          (b) For so long as the Note remains unpaid, or until the date that the Company nominates for election to the Board of Directors one (1) director designated by the Investor as described in Section 5.10(a), if Shareholder Approval is obtained, the Investor shall have the right to have one person attend all meetings of the Company's Board of Directors as an observer. The Company shall provide each such person with all information provided to its Board of Directors, provided such person agrees: (A) to keep such information confidential and return same to the Company upon the request of the Company; (B) to be subject to the same insider trading policies and restrictions as members of the Board of Directors; and (C) that such person shall have no right to vote on any matter that comes before the Company's Board of Directors.

     5.11     Right  of  First  Offer.
              -----------------------

          (a) The Company hereby grants to the Investor the right (but not the obligation) to purchase any New Securities (as hereinafter defined), which the Company may propose to sell and issue privately during the period (the "Offering Period") of 180 days after the Closing; provided, however, that the
                                                     --------  -------
aggregate purchase price of New Securities which the Investor shall have the right to purchase pursuant to this Section 5.11 shall not exceed $5,000,000. For purposes of this Section 5.11, "New Securities" shall mean any Common Stock, and rights, options or warrants to purchase such Common Stock, but shall not include shares of Common Stock issued or issuable to officers, directors or employees of the Company pursuant to, or issued or issuable upon the exercise of options granted to such persons (regardless of whether such options were granted before or after the date of this Agreement) under, any stock option or other equity incentive plan approved by the Board of Directors.

          (b) If at any time the Company shall propose to sell and issue New Securities privately during the Offering Period, it shall deliver written notice to the Investor of its proposal. If the Investor shall desire to purchase all of the New Securities, it shall, no later than ten (10) business days after its receipt of the above-described notice from the Company, notify the Company of its desire to purchase the New Securities and specify the price, terms and conditions upon which the Investor desires to purchase the New Securities. The Investor's offer to purchase the New Securities shall by its terms remain open and irrevocable for a period of ten (10) business days from the date notice of such offer is given.

          (c) In the event that the Company shall decide not to sell and issue the New Securities to the Investor, the Company shall not sell New Securities to any third party during the Offering Period on any other terms without first having provided such purchase opportunity to the Investor with respect to such other terms.

          (d) Notwithstanding anything to the contrary herein, the Investor's right to purchase New Securities pursuant to this Section 5.11 shall be null and void if Nasdaq's Stock Market Marketplace Rules would require the Company to obtain shareholder approval for the issuance of such New Securities to the Investor.

     5.12     Shareholder  Meeting.  The  Company  shall use its best efforts to
              --------------------
hold a Special Meeting as soon as practicable for the sole purpose of obtaining, in order to satisfy Nasdaq's rules relating to obtaining shareholder approval of a "change of control," the approval of its shareholders with respect to the transactions contemplated by this Agreement, including (x) the Company's issuance of the Shares, Warrants and the terms thereof, and the Warrant Shares and the Additional Warrant Shares, and (y) the board representation rights of the Investor set forth in Section 5.10 hereof (the "Shareholder Approval").

     5.13     Opinion.  The  Company  shall  cause  the  Investor  to receive an
              -------
opinion letter of the Company's counsel, Pepper Hamilton LLP, dated as of the Closing Date containing opinions in substantially the form attached hereto as Exhibit F.
----------

     5.14     Transfer  Agent  Instructions.  The Company shall deliver evidence
              -----------------------------
reasonably satisfactory to the Investor that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto  as  Exhibit  G.
            ----------

     5.15     HSR Act. In the event that the Investor elects to purchase Shares,
              -------
Warrant Shares or Additional Warrant Shares, as the case may be, which purchase would cause Investor to be subject to the notification and report requirements of the HSR Act, the parties shall, prior to any such purchase, file with the Federal Trade Commission and the Department of Justice the notifications and reports required to be filed pursuant to the HSR Act and shall file any supplemental information which may be reasonably requested in connection therewith, which notifications and reports and filing of supplemental information will comply in all material respects with the requirements of HSR Act. Each party shall be responsible for the payment of one half of the filing fees required to be made in connection with such notification. Each party shall furnish to the other party such information as such other party may reasonably request to assist it to make such filings as it may be legally required to make under the HSR Act. As promptly as practicable after the date of this Agreement, the parties shall each further prepare and file all other filings required under any foreign, federal, state or local laws relating to the transactions contemplated hereby and shall promptly respond to any request for additional information with respect thereof.

                                   ARTICLE VI
                         REGISTRATION OF THE SECURITIES

     For the purpose of Articles VI and VII, the term "Registrable Securities" shall include (i) the Shares, (ii) the Warrant Shares, (iii) the Additional Warrant Shares and (iv) any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Shares, Warrant Shares or Additional Warrant Shares.

     6.1     Registration  Procedures.  The  Company  shall:
             ------------------------

          (a) Subject to receipt of necessary information from the Investor, prepare and file with the SEC, no later than one (1) year after the Closing Date (the "Anniversary Date"), a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Registrable Securities by the Investor from time to time through the automated quotation system of the Nasdaq Stock Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately-negotiated transactions (if Form S-3 is not available at that time, then the Company shall file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities then outstanding, subject to the consent of the Investor, which consent shall not be unreasonably withheld). The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under this Section 6.1 without the consent of the holders of a majority in interest of the Registrable Securities then outstanding. In addition, beginning six (6) months after the Closing Date, the Company shall not register, or agree to register, any of its securities for its own account or for the account of shareholders other than the holders of the Registrable Securities then outstanding, without the consent of the holders of a majority in interest of the Registrable Securities then outstanding, until the Registration Statement with respect to such has been declared effective.

          (b) Use its commercially reasonable efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing. The Company's commercially reasonable efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement shall receive no action or review from the SEC, then the Company shall, subject to its rights under Section 6.2, cause the Registration Statement to become effective within five (5) business days after such SEC notification.

          (c) Use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to the Registrable Securities, the earliest of (i) the second anniversary of the date of effectiveness of the Registration Statement with respect to the Registrable Securities, (ii) the date on which the Investor may sell all Registrable Securities then held by the Investor, without registration or without regard to any volume limitations by reason of Rule 144(k) of the Securities Act or (iii) such time as all Registrable Securities purchased by the Investor in this Offering have been sold pursuant to a Registration Statement (the "Registration Period").

          (d) Furnish to the Investor whose Registrable Securities are included in a Registration Statement, and to its legal counsel, (i) promptly after each document is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each Preliminary Prospectus and final Prospectus and each amendment or supplement thereto; and each letter written by or on behalf of the Company to the SEC and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); and (ii) such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investor, provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor shall comply with the applicable provisions of the Securities Act and of such other securities or Blue Sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses. The Company shall immediately notify by facsimile the Investor whose Registrable Securities are included in any Registration Statement of the effectiveness of the Registration Statement and any post-effective amendment.

          (e) Use its commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Investor who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the

Registration Period, (iii) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.1, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause material expense or burden to the Company, or (E) make any change in its Certificate of Incorporation or By-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

          (f) During the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

          (g) Advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it shall promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.1, that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities to be sold by the Investor, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities.

     The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period in which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the ninetieth (90th) day after such SEC notification, or (ii) one hundred twenty
(120)  days after the initial filing of the Registration Statement with the SEC.

     6.2     Transfer  of Registrable Securities After Registration; Suspension.
             ------------------------------------------------------------------
The Investor agrees that it shall not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement referred to in
Section 6.1 or as otherwise permitted by law, and that it shall promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

          (a) Any Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) filed by the Company covering the Registrable Securities shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Except in the event that Section (c) below applies, the Company shall: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such

Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the Investor of the Registrable Securities being sold thereunder, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) inform the Investor that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company shall notify the Investor to that effect, shall use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and shall promptly notify the Investor pursuant to Section 6.2(b)(i) hereof when the amendment has become effective).

          (b) In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or a related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it shall not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it shall not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor shall refrain from selling any Registrable Securities pursuant to the Registration Statement (a
"Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company shall use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Investor, shall prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and shall deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(b). Subject to the Company's rights under this Section 6.2(b), the Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time and to notify the Investor that holds the Registrable Securities being sold of the issuance of such order and the resolution thereof. If the use of the Registration Statement is suspended by the Company, the Company shall promptly give notice of the suspension to the Investor and shall promptly notify the Investor as soon as the use of the Registration Statement may be resumed.

          (c) Provided that a Suspension is not then in effect, the Investor may sell the Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

     6.3     Review  by  the  Investor.  The Company shall permit the Investor's
             -------------------------
legal counsel to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) for a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company's counsel. The sections of any such Registration Statement, including information with respect to the Investor, the Investor' beneficial ownership of the Registrable Securities or the Investor' intended method of disposition of the Registrable Securities, must conform to the information provided to the Company by each of the Investor.

     6.4     Expenses.  Subject to the limitations contained herein, the Company
             --------
shall pay the following expenses incident to the registration of the Registrable Securities under this Article VI: registration, filing and NASD fees, all fees and expenses of complying with state securities or Blue Sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance purchased by the Company at its option against liabilities arising out of the public offering of such Registrable Securities; but excluding discounts, spreads and commissions and fees and expenses of selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, transfer taxes, fees and disbursements of counsel for any selling shareholder(s), fees and disbursements of the Company's public accountants for special audits and other selling expenses, if any, all of which expenses shall be borne by the Investor.

     6.5     Indemnification.
             ---------------

          (a)     For  the  purpose  of  this  Section  6.5:

               (i) The term "Selling Stockholder" shall include the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act or any affiliate of the Investor;

               (ii) The term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6.1; and

               (iii) The term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages, liabilities or expenses, joint or several, to which such Selling Stockholder may become subject (under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under law, and shall reimburse the Investor and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Investor or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company shall reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Sections 3.1, 3.6 or 6.2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

          (c) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Sections 3.1, 3.6 or
6.2 hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement but only to the extent that such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor shall reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Investor shall not be liable for any such untrue statement which the Investor has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Investor shall reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

          (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 6.5 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 6.5. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding. Notwithstanding the provisions of this Section 6.5, the Investor shall not be liable for any indemnification obligation under this Agreement in excess of the amount of gross proceeds received by the Investor from the sale of the Registrable Securities.

          (e) If the indemnification provided for in this Section 6.5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to (i) reflect the relative benefits received by the Company and the Investor from the placement of Common Stock or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Investor in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and the Investor on the other shall be deemed to be in the same proportion as the amount paid by the Investor to the Company pursuant to this Agreement for the Registrable Securities purchased by the Investor that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount the Investor paid for the Registrable Securities that were sold pursuant to the Registration Statement and the amount received by the Investor from such sale. The relative fault shall be determined by reference to, among other things, whether the untrue statement or the omission or alleged omission to state a mutual fact or the inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company on the one hand or the Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The provisions set forth in Section 6.5 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 6.5 for purposes of indemnification. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investor were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include, subject to the limitations set forth in this Section 6.5, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Investor shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor' obligations in this subsection to contribute are several in proportion to their sales of the Registrable Securities to which such loss relates and not joint.

          (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.5, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.5 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 6.5, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 6.5 and further agree not to attempt to assert any such defense.

     6.6     Termination  of  Conditions  and  Obligations.  The  conditions
             ---------------------------------------------
precedent imposed by Article III or this Article VI upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities upon the passage of two (2) years from the effective date of the Registration Statement or when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     6.7     Information  Available.  So  long  as the Registration Statement is
             ----------------------
effective covering the resale of the Registrable Securities owned by the Investor, the Company shall furnish to the Investor:

          (a) as soon as practicable after it is available (but in the case of the Company's Annual Report to Shareholders, within one hundred twenty (120) days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits); (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q; and (iv) a full copy of the particular Registration Statement covering the Registrable Securities (the foregoing, in each case, excluding exhibits);

          (b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraphs (a)(ii), (iii) and (iv) of this
Section 6.7 as filed with the SEC and all other information that is made available to shareholders; and

          (c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, shall meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and shall otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company with respect thereto.

     6.8     Rule  144  Information.  In order to make available to the Investor
             ----------------------
the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell the Registrable Securities to the public without registration, the Company shall use its commercially reasonable efforts to:

          (a) file with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company's obligations under Section 6.3 of the Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

          (b) furnish to the Investor, so long as the Investor holds the Registrable Securities, promptly upon the Investor's request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investor to sell such Registrable Securities pursuant to Rule 144 without registration.

     6.9     Assignment  of  Registration  Rights.  The  rights  of the Investor
             ------------------------------------
hereunder, including the right to have the Company register the Registrable Securities pursuant to this Agreement, shall be automatically assigned by the Investor to transferees or assignees of all or any portion of such Registrable Securities, but only if (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (e) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D.

                                   ARTICLE VII
                 TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

     7.1     Issuance  of  Registrable  Securities.  The Company shall issue the
             -------------------------------------
Warrants and shall instruct its transfer agent to issue certificates, registered in the name of the Investor or its nominee, for the Shares and, when issued in accordance with the terms of the Warrants, the Warrant Shares and the Additional Warrant Shares. The Warrants and all such certificates shall bear the restrictive legend described in Section 3.7, except as otherwise specified in this Article VII. The Company shall not give to its transfer agent any instruction other than as described in this Article VII and stop-transfer instructions to give effect to Section 3.7 hereof (prior to registration of the Registrable Securities under the Securities Act). Nothing in this Section shall affect in any way the Investor's obligations and agreement set forth in Sections
3.6 and 3.7 hereof to resell the Registrable Securities pursuant to an effective registration statement or in compliance with an exemption from the registration requirement of applicable securities laws.

     7.2     Unrestricted Registrable Securities.  If, unless otherwise required
             -----------------------------------
by applicable state securities laws, (a) Registrable Securities represented by a certificate have been registered under an effective registration statement filed under the Securities Act, (b) a holder of the Registrable Securities provides the Company and the Transfer Agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Registrable Securities may be made without registration under the Securities Act and such sale either has occurred or may occur without restriction on the manner of such sale or transfer, (c) such holder provides the Company and the Transfer Agent with reasonable assurances that such Registrable Securities can be sold under Rule 144, or (d) such Registrable Securities can be sold without restriction as to the number of the Registrable Securities sold under Rule 144(k), the Company shall permit the transfer of such Registrable Securities, and the Transfer Agent shall issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such holder. In the event that the restrictive legend is removed from any of the certificates for such Registrable Securities and thereafter the effectiveness of a registration statement covering such Registrable Securities is suspended or terminated or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon a reasonable advance notice to the Investor the Company may require that the restrictive legend be placed on any certificates for such Registrable Securities that cannot be sold pursuant to an effective registration statement or under Rule 144, and the Investor shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Registrable Securities may again be sold pursuant to an effective registration statement or Rule 144.

                                  ARTICLE VIII
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     The obligation of the Company to issue and sell the Shares and the Warrants to the Investor at the Closing is subject to the satisfaction by the Investor, on or before the Closing Date, of the following conditions. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

     8.1     Shareholder  Approval  shall  have  been  obtained.

     8.2 The Investor shall have delivered the Purchase Price to the Company in accordance with this Agreement.

     8.3 The representations and warranties of the Investor shall be true and correct in all material respects as of the Closing Date as though made on such date (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Investor shall have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Investor at or prior to the Closing. The Company shall have received a certificate or certificates dated as of the Closing Date and executed by the Investor or a duly authorized officer of the Investor certifying as to the matters contained in this Section 8.3.

     8.4 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                   ARTICLE IX
               CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE

     The obligation of the Investor hereunder to purchase the Shares and the Warrants from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions. These conditions are for the Investor's benefit and may be waived by the Investor at any time in its sole discretion:

     9.1     Shareholder  Approval  shall  have  been  obtained.

     9.2 The Company shall have delivered to the Investor duly executed certificates representing the Shares and the duly executed Initial Warrant and Second Warrant.

     9.3 The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date as though made on such date (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and the Company must have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing. The Investor shall have received a certificate or certificates dated as of the Closing Date and executed by the Chief Executive Officer or the Chief Financial Officer of the Company certifying as to the matters contained in this Section 9.3 and as to such other matters as may be reasonably requested by the Investor, including, but not limited to, the Company's Certificate of Incorporation, as amended, By-laws, as amended, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who may execute on behalf of the Company any document delivered at the Closing.

     9.4 No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits or seeks to prohibit the consummation of any of the transactions contemplated by this Agreement.

     9.5 Trading and listing of the Common Stock on Nasdaq shall not have been suspended or materially limited by the SEC or Nasdaq.

     9.6 The Investor shall have received an opinion letter of the Company's counsel, Pepper Hamilton LLP, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Investor and containing opinions in substantially the form attached hereto as Exhibit F.
                                                ----------

     9.7 The Company shall have delivered evidence reasonably satisfactory to the Investor that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit
                                                                         -------
G.
-

                                    ARTICLE X
                                   DEFINITIONS

     10.1 "Closing" means the closing of the purchase and sale of the Securities (other than the Note) under this Agreement.

     10.2     "Closing  Date"  has  the  meaning  set  forth  in  Section  2.3.

     10.3 "Common Stock" means the common stock, $.01 par value per share, of the Company.

     10.4     "Company"  means  DA  Consulting Group, Inc., a Texas corporation.

     10.5 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     10.6 "Investor" means the investor whose name is set forth on the signature pages of this Agreement.

     10.7 "Market Price Per Share" means the average of the last sale price for the Common Stock as quoted on the NASDAQ National Market System for the five
(5) trading days ending on the second trading day prior to the date on which the Warrants are exercised (from time to time as the case may be) or, if not so quoted, means the price as mutually agreed upon by the parties or if the parties can not so mutually agree, the price determined by a neutral party appraiser, as chosen by the Investor and reasonably agreed to by the Company.

     10.8 "Material Adverse Effect" means a material adverse effect on the business, operations, assets or financial condition of the Company on a consolidated basis.

     10.9     "Nasdaq"  means  the  Nasdaq  National  Market  System.

     10.10    "Registrable  Securities  has the meaning set forth in Article VI.

     10.11 "Regulation D" means Regulation D as promulgated by the SEC under the Securities Act.

     10.12 "Rule 144" and "Rule 144(k)" mean Rule 144 and Rule 144(k), respectively, promulgated under the Securities Act, or any successor rule.

     10.13    "SEC" means the United States Securities and Exchange Commission.

     10.14    "SEC  Documents"  has  the  meaning  set  forth  in  Section  4.6.

     10.15 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

     10.16    "Shareholder Approval" has the meaning set forth in Section 5.12.


                                   ARTICLE XI
                          GOVERNING LAW; MISCELLANEOUS

     11.1     Governing  Law; Jurisdiction.  This Agreement shall be governed by
              ----------------------------
and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby.

     11.2     Counterparts;  Signatures  by  Facsimile.  This  Agreement  may be
              ----------------------------------------
executed in two or more counterparts, all of which are considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed pages to be physically delivered to the other parties within five business days of the execution hereof.

     11.3     Headings.  The  headings  of this Agreement are for convenience of
              --------
reference only, are not part of this Agreement and do not affect its interpretation.

     11.4     Severability.  If  any  provision  of this Agreement is invalid or
              ------------
unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     11.5     Entire  Agreement;  Amendments.  This  Agreement  (including  all
              ------------------------------
schedules and exhibits hereto), the Note and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement, the Note and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     11.6     Notices.  Any  notices required or permitted to be given under the
              -------
terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

     If to the Company:    DA  Consulting  Group,  Inc.
                           San  Felipe  Plaza
                           5847  San  Felipe,  Suite  37000
                           Houston,  Texas  77057
                           Attention: John E. Mitchell, Chief Executive Officer;
                           and Dennis C. Fairchild, Chief  Financial  Officer
                           Facsimile:  713-361-3001

     With a copy  to:      Pepper  Hamilton  LLP
                           3000  Two  Logan  Square
                           Philadelphia,  Pennsylvania  19103
                           Attention:  Barry  M.  Abelson,  Esquire

     If to the Investor: To the addresses set forth immediately below the Investor's name on its signature page hereto.

     Each party shall provide written notice to the other party of any change in its address.

     11.7     Successors and Assigns.  This Agreement is binding upon and inures
              ----------------------
to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, and the Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, the Investor may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an "accredited investor" (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement.

     11.8     Third-Party  Beneficiaries.  This  Agreement  is  intended for the
              --------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     11.9     Survival.  The  representations  and warranties of the Company and
              --------
the agreements and covenants set forth herein shall survive the Closing hereunder and remain in full force and effect regardless of any investigations heretofore or hereafter made by or on behalf of either of the parties hereto for the period time commencing on the date hereof and ending on the third anniversary of the Closing Date, unless Shareholder Approval is not obtained, in which case, ending on the date the Note is paid in full. The Company makes no representations or warranties in any oral or written information provided to Investor, other than the representations and warranties included herein.

     11.10     Further Assurances.  Each party shall do and perform, or cause to
               ------------------
be done and performed, all such further acts and things, and shall execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     11.11     No  Strict  Construction.  The language used in this Agreement is
               ------------------------
deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction shall be applied against any party.

     11.12     Equitable Relief.  Each party acknowledges that a breach by it or
               ----------------
its obligations hereunder will cause irreparable harm to the other parties by vitiating the intent and purposes of the transactions contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach, actual or threatened, by such party of the provisions of this Agreement, that the other party shall be entitled, in addition to all other available remedies, to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be duly executed as of the date first above written.

                                        COMPANY:

                                        DA  CONSULTING  GROUP,  INC.



                                        By:  /s/  John  E.  Mitchell
                                           -------------------------------------
                                           Name:  John  E.  Mitchell
                                           Title:  President  and  CEO

                                        INVESTOR:

                                        PURSE  HOLDING  LIMITED,
                                        a British Virgin Islands limited company

                                        By:  /s/  B.K.  Prasad
                                           -------------------------------------
                                           Name:  B.  K.  Prasad
                                           Title:  Authorized  Signatory

                                        Address:  Altstetterstrasse  126
                                                  P.O.  Box  1705
                                                  CH  -  8048
                                                  Zurich,  Switzerland
                                        Attention:  Fredy  Eckstein
                                        Facsimile:  +41-1-439  6266

                                        with  copies  of  all  notices  to:

                                        Morrison  &  Foerster  LLP
                                        1290  Avenue  of  the  Americas
                                        New  York,  New  York  10104
                                        Attention:  Joseph  Bartlett,  Esq.
                                        Facsimile:  (212)  468-7900